UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

Mill City Ventures III, Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	814-00991	20-4709758
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

130 West Lake Street

Suite 300

Wayzata, MN 55391

(Address of principal executive offices)

(952) 473-3442

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On March 20, 2013, Mill City Ventures III, Ltd. (the “Company”) issued an aggregate of 1,315,000 shares of its common stock, $0.001 par value, in a private placement exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). All shares in the private placement were offered and sold for a purchase price of $1.00 per share.

The Company offered the securities in reliance on the statutory exemptions from registration under Section 4(2) of the Securities Act, including Rule 506 promulgated thereunder. The Company relied on this exemption based on the fact that all investors in the securities were accredited investors. The securities offered and sold in the private placement are not registered under the Securities Act, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2013, the Company entered into employment agreements with each of Douglas M. Polinsky, the Chairman and Chief Executive Officer of the Company, and Joseph A. Geraci, II, the Chief Financial Officer and a director of the Company. Each of the employment agreements were approved by the Compensation Committee of the Company’s Board of Directors. The employment agreements of Messrs. Polinsky and Geraci are summarized below, and are attached as Exhibits 10.1 and 10.2, respectively, to this Report.

Mr. Polinsky’s Employment Agreement

Mr. Polinsky is being employed for a term of three years as the Company’s Chief Executive Officer and co-manager of the investment portfolio of the Company, and will receive an annual base salary of $50,000, which may be increased by the Compensation Committee of the Company’s Board of Directors on an annual basis. Mr. Polinsky is also eligible for an annual cash bonus at the conclusion of each fiscal year up to Mr. Polinksy’s base salary, as approved by the Compensation Committee of the Company’s Board of Directors. Mr. Polinsky will also receive an amount of the Company’s net income each fiscal year which, when aggregated with the foregoing base salary and annual bonuses, if any, paid with respect to such fiscal year, and any other perquisites or benefits paid to Mr. Polinsky during such fiscal year, together with all compensation (including any perquisites and benefits) paid to all other officers and employees of the Company, equals twenty percent (20%) of such net income of the Company after taxes for such fiscal year (the “Profit Sharing Compensation”). Profit-Sharing Compensation will be calculated based upon the completed audited financials of the Company for the applicable fiscal year and paid as soon as practicable following the completion of such audit. Company officers and employees eligible to receive any Profit-Sharing Compensation will, among themselves, determine the manner in which they will participate in such compensation. At this time Messrs. Polinsky and Geraci are the only two officers or employees of the Company entitled to any Profit Sharing Compensation. Mr. Polinsky will also be entitled to reimbursements for all reasonable and appropriate business expenses incurred in connection with the performance of his duties. The Company agrees that if it shall fail to qualify as a regulated investment company for any reason under the Internal Revenue Code, net income of the Company for purposes of the Profit Sharing Compensation will be calculated as if the Company were at all times qualified as a regulated investment company.

Upon termination of Mr. Polinsky’s employment agreement, Mr. Polinsky shall be entitled to receive the foregoing compensation through the date of termination, and reimbursement for any expenses incurred by Mr. Polinsky through the date of such termination. If the Company terminates Mr. Polinsky’s employment agreement for cause, it may offset against such payments any damages sustained by the Company as a result of the conduct constituting such cause.

Mr. Polinsky is prohibited from disclosing confidential information of the Company, and agreed not to solicit any employees of the Company during the term of the employment agreement and for a period of 12 months thereafter. Mr. Polinsky’s agreement contains other customary terms and conditions.

Mr. Geraci’s Employment Agreement

Mr. Geraci is being employed for a term of three years as the Company’s Chief Finanical Officer and co-manager of the investment portfolio of the Company. In addition, Mr. Geraci may serve, if appointed by the Board of Directors of the Company, as the Chief Compliance Officer/Designated Officer of the Company for purposes of the procedures and policies of the Company contemplated in Rule 38a-1 under the Investment Company Act of 1940.

Mr. Geraci will receive an annual base salary of $100,000, which may be increased by the Compensation Committee of the Company’s Board of Directors on an annual basis. Mr. Geraci is also eligible for an annual cash bonus at the conclusion of each fiscal year up to Mr. Geraci’s base salary, as approved by the Compensation Committee of the Company’s Board of Directors. Mr. Geraci will also receive an amount of the Company’s net income each fiscal year which, when aggregated with the foregoing base salary and annual bonuses, if any, paid with respect to such fiscal year, and any other perquisites or benefits paid to Mr. Geraci during such fiscal year, together with all compensation (including any perquisites and benefits) paid to all other officers and employees of the Company, equals twenty percent (20%) of such net income of the Company after taxes for such fiscal year (the “Profit Sharing Compensation”). Profit-Sharing Compensation will be calculated based upon the completed audited financials of the Company for the applicable fiscal year and paid as soon as practicable following the completion of such audit. Company officers and employees eligible to receive any Profit-Sharing Compensation will, among themselves, determine the manner in which they will participate in such compensation. At this time Messrs. Polinsky and Geraci are the only two officers or employees of the Company entitled to any Profit Sharing Compensation. Mr. Geraci will also be entitled to reimbursements for all reasonable and appropriate business expenses incurred in connection with the performance of his duties. The Company agrees that if it shall fail to qualify as a regulated investment company for any reason under the Internal Revenue Code, net income of the Company for purposes of the Profit Sharing Compensation will be calculated as if the Company were at all times qualified as a regulated investment company.

Upon termination of Mr. Geraci’s employment agreement, Mr. Geraci shall be entitled to receive the foregoing compensation through the date of termination, and reimbursement for any expenses incurred by Mr. Geraci through the date of such termination. If the Company terminates Mr. Geraci’s employment agreement for cause, it may offset against such payments any damages sustained by the Company as a result of the conduct constituting such cause.

Mr. Geraci is prohibited from disclosing confidential information of the Company, and agreed not to solicit any employees of the Company during the term of the employment agreement and for a period of 12 months thereafter. Mr. Geraci’s agreement contains other customary terms and conditions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Employment Agreement dated March 25, 2013 by and between the Company and Douglas M. Polinsky.
10.2	Employment Agreement dated March 25, 2013 by and between the Company and Joseph A. Geraci, II.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: March 25, 2013	By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky, Chief Executive Officer